UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2004

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-50285	61-1437565
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(727) 214-3411

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 14, 2004, First Advantage Corporation (the “Company”) filed a Current Report on Form 8-K reporting a newly created subsidiary of the Company, The Alameda Company, LLC, and the acquisition of substantially all of the assets of Business Tax Credit Corporation d/b/a The Alameda Company. This amendment number 1 amends Item 9.01 of the subject Current Report on Form 8-K to provide the financial statements and pro forma financial information as set forth in Item 9.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures and qualifications in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements.

Unaudited balance sheet of Business Tax Credit Corporation d/b/a The Alameda Company as of June 30, 2004 and the related unaudited statements of income and retained earnings and cash flows for the six months ended June 30, 2004 and 2003.

Audited balance sheet of Business Tax Credit Corporation d/b/a The Alameda Company as of December 31, 2003 and the related statements of income and retained earnings and cash flows for the year ended December 31, 2003.

(b) Pro Forma Financial Information.

Unaudited pro forma combined balance sheet of First Advantage Corporation and Subsidiaries as of June 30, 2004 and the unaudited pro forma combined statement of income (loss) for the year ended December 31, 2003 and for the six months ended June 30, 2004.

Business Tax Credit Corporation

d/b/a The Alameda Company

Financial Statements

For the Six Months Ended June 30, 2004 and 2003

(Unaudited)

Business Tax Credit Corporation

d/b/a The Alameda Company

Balance Sheets (Unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$370,769	$223,058
Accounts receivable, net of allowance of $7,000	504,551	475,274
Prepaid expenses and other current assets	4,646	1,250

Total current assets	879,966	699,582

Property and equipment, net	60,603	68,179

Total assets	$940,569	$767,761

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$341	$12,050
Other accrued liabilities	26,313	55,469

Total current liabilities	26,654	67,519

Commitments and contingencies

Shareholders’ equity:
Common stock, $1 par value, 3,000,000 shares authorized, 20,000 shares issued and outstanding	20,000	20,000
Retained earnings	893,915	680,242

Total shareholders’ equity	913,915	700,242

Total liabilities and shareholders’ equity	$940,569	$767,761

The accompanying notes are an integral part of these financial statements.

Business Tax Credit Corporation

d/b/a The Alameda Company

Statements of Income and Retained Earnings (Unaudited)

	For the Six Months Ended June 30,
	2004	2003
Service revenues	$1,714,742	$1,285,831

Cost of service revenues	13,197	45,899

Gross margin	1,701,545	1,239,932

Salaries and benefits	536,142	506,183
Other selling, general, and administrative expenses	251,925	228,711

Income from operations	913,478	505,038

Interest income	195	285

Net income	$913,673	$505,323

Retained earnings - beginning of period	680,242	638,190
Shareholders’ distributions	(700,000)	(620,000)

Retained earnings - end of period	$893,915	$523,513

The accompanying notes are an integral part of these financial statements.

Business Tax Credit Corporation

d/b/a The Alameda Company

Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$913,673	$505,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,412	13,254
Change in operating assets and liabilities:
Accounts receivable	(29,277)	47,244
Prepaid expenses and other current assets	(3,396)	(9,866)
Accounts payable	(11,709)	(17,850)
Other accrued liabilities	(29,156)	(23,665)

Net cash provided by operating activities	854,547	514,440

Cash flows from investing activities:
Purchases of property and equipment	(6,836)	(7,715)

Net cash used in investing activities	(6,836)	(7,715)

Cash flows from financing activities:
Shareholders’ distributions	(700,000)	(620,000)

Net cash used in financing activities	(700,000)	(620,000)

Increase (decrease) in cash and cash equivalents	147,711	(113,275)

Cash and cash equivalents at beginning of period	223,058	280,642

Cash and cash equivalents at end of period	$370,769	$167,367

The accompanying notes are an integral part of these financial statements.

Business Tax Credit Corporation

d/b/a The Alameda Company

Notes to Financial Statements (Unaudited)

1.	Organization and Nature of Business

Business Tax Credit Corporation (the Company) is located in California and does business as The Alameda Company. The Company helps clients, throughout the United States of America, maximize their tax reduction opportunities through the pursuit of available federal, state, and local credits and incentives.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments and accruals) considered necessary for a fair statement have been included.

For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2003 included in this Form 8-K/A.

Operating results for the six months ended June 30, 2004 and 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year.

2.	Subsequent Event

On October 11, 2004, First Advantage Corporation acquired substantially all of the assets of the Company under the terms of an asset purchase agreement. In consideration for the purchase of the assets, First Advantage Corporation paid the sellers an aggregate purchase price of $7.6 million, in a combination of cash and notes.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of

Business Tax Credit Corporation d/b/a The Alameda Company:

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Business Tax Credit Corporation d/b/a The Alameda Company at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

October 6, 2004

Business Tax Credit Corporation

d\b\a The Alameda Company

Financial Statements

For the Year Ended December 31, 2003

Business Tax Credit Corporation

d/b/a The Alameda Company

Balance Sheet

December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$223,058
Accounts receivable, net of allowance of $7,000	475,274
Prepaid expenses and other current assets	1,250

Total current assets	699,582
Property and equipment, net	68,179

Total assets	$767,761

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,050
Other accrued liabilities	55,469

Total current liabilities	67,519

Commitments and contingencies (Note 5)
Shareholders’ equity:
Common stock, $1 par value, 3,000,000 shares authorized, 20,000 shares issued and outstanding	20,000
Retained earnings	680,242

Total shareholders’ equity	700,242

Total liabilities and shareholders’ equity	$767,761

The accompanying notes are an integral part of these financial statements.

Business Tax Credit Corporation

d/b/a The Alameda Company

Statement of Income and Retained Earnings

For the Year Ended December 31, 2003

Service revenues	$2,953,290

Cost of service revenues	71,368

Gross margin	2,881,922

Salaries and benefits	1,102,343
Other selling, general, and administrative expenses	618,066

Income from operations	1,161,513

Interest (expense) income:
Interest expense	(37)
Interest income	576

Total other (expense), net	539

Net income	$1,162,052

Retained earnings - beginning of period	638,190
Shareholders’ distributions	(1,120,000)

Retained earnings - end of period	$680,242

The accompanying notes are an integral part of these financial statements.

Business Tax Credit Corporation

d/b/a The Alameda Company

Statement of Cash Flows

For the Year Ended December 31, 2003

Cash flows from operating activities:
Net income	$1,162,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26,508
Change in operating assets and liabilities:
Accounts receivable	(105,283)
Prepaid expenses and other current assets	5,158
Accounts payable	(5,800)
Other accrued liabilities	5,702

Net cash provided by operating activities	1,088,337

Cash flows from investing activities:
Purchases of property and equipment	(25,921)

Net cash used in investing activities	(25,921)

Cash flows from financing activities:
Shareholders’ distributions	(1,120,000)

Net cash used in financing activities	(1,120,000)

Decrease in cash and cash equivalents	(57,584)

Cash and cash equivalents at beginning of year	280,642

Cash and cash equivalents at end of year	$223,058

Supplemental disclosures of cash flow information:
Cash paid for interest	$37

The accompanying notes are an integral part of these financial statements.

Business Tax Credit Corporation

d/b/a The Alameda Company

Notes to Financial Statements

For the Year Ended December 31, 2003

1.	Organization and Nature of Business

Business Tax Credit Corporation (the Company) is located in California and does business as The Alameda Company. The Company helps clients, throughout the United States of America, maximize their tax reduction opportunities through the pursuit of available federal, state, and local credits and incentives.

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments at December 31, 2003, which includes cash and cash equivalents, accounts receivable and accounts payable, approximates fair value because of the short maturity of those instruments.

Cash Equivalents

The Company considers cash equivalents to be all short-term investments that have an initial maturity of 90 days or less.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on an evaluation of the customer’s financial condition, and collateral is normally not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for bad debts against amounts due, to reduce the net recognized receivable to the amount it reasonable believes will be collected. This analysis requires making significant estimates, and changes in facts and circumstances could result in material changes in the allowance for uncollectible receivables. Management believes that the allowance at December 31, 2003 is reasonably stated.

Business Tax Credit Corporation

d/b/a The Alameda Company

Notes to Financial Statements

For the Year Ended December 31, 2003

Property and Equipment

Property and equipment are recorded at cost. Depreciation on furniture and equipment is computed using the straight-line method over their estimated useful lives ranging from 5 to 7 years. Capitalized software costs are amortized using the straight-line method over estimated useful lives of 3 years.

Income Taxes

The shareholders have consented to the Company’s election to be taxed under the provisions of Section 1362(a) of the Internal Revenue Code which provides for the Company’s income to be taxed directly to their shareholders. Accordingly, no credit or provision for income taxes has been reflected in these financial statements.

Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinuance of operations. SFAS 144 superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets for Long-Lived Assets to Be Disposed of” and APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. The initial adoption of this standard did not have a significant impact on financial position or results of operations of the Company.

With respect to long-lived assets to be held and used, an asset (or group of assets) will be considered impaired when the expected undiscounted cash flows from use and disposition are less than the asset’s carrying value. The amount of any impairment charge will be based on the difference between the carrying and fair value of the asset. The determination of fair values considers quoted market prices, if available, and prices for similar assets and the results of other valuation techniques.

For assets to be sold, an asset (or group of assets) that meets the criteria established by SFAS 144 for classification of assets held for sale will be carried at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition and Labor Costs

Credits and incentive revenues are generated from transaction fees based on a percentage of the value of the tax credit identified and are recognized in the period that such credit is reported to the

Business Tax Credit Corporation

d/b/a The Alameda Company

Notes to Financial Statements

For the Year Ended December 31, 2003

client. In a limited number of circumstances, these fees are not earned until the client is able to utilize the identified credit or incentive. In these situations, revenue is recognized in the period the client is able to utilize the benefit.

3.	Property and Equipment

As of December 31, 2003, property and equipment is as follows:

Furniture and equipment	$231,101

Less accumulated depreciation	(162,922)

Property and equipment, net	$68,179

Depreciation expense was approximately $26,000 for the year ended December 31, 2003.

4.	Employee Benefits

The Company is sponsor to a contributory profit sharing plan (the Plan). The Plan covers all full time eligible employees who have been employed for one year. Contributions to the Plan are discretionary and have historically been approximately 3% of payroll. Contributions can either take the form of a matching provision or profit sharing contribution at the discretion of the Company. The Company’s expense related to the Plan amounted to approximately $26,000 for the year ended December 31, 2003.

5.	Line of Credit

The Company has an $80,000 line of credit with a lending institution which bears interest at 6% as of December 31, 2003. As of December 31, 2003, there were no amounts outstanding under this line of credit.

6.	Commitments and Contingencies

Operating Leases

The Company leases facilities in California under an operating lease expiring in December 2004, at monthly rental of approximately $5,200.

Business Tax Credit Corporation

d/b/a The Alameda Company

Notes to Financial Statements

For the Year Ended December 31, 2003

7.	Subsequent Event (unaudited)

On October 11, 2004, First Advantage Corporation acquired substantially all of the assets of the Company under the terms of an asset purchase agreement. In consideration for the purchase of the assets, First Advantage Corporation paid the sellers an aggregate purchase price of $7.6 million, in a combination of cash and notes.

First Advantage Corporation

And Subsidiaries

Unaudited Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by First Advantage of Business Tax Credit Corporation, which does business as The Alameda Company (Alameda), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.

The table that follows presents unaudited pro forma financial data for First Advantage and Alameda for the six months ended June 30, 2004 and for the year ended December 31, 2003 as if the acquisitions had been completed on January 1, 2003 for income statement purposes and on June 30, 2004 for balance sheet purposes. The pro forma information is based upon the historical consolidated financial statements of First Advantage and Alameda and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial information. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of First Advantage that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of First Advantage at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of income (loss) for synergistic benefits or cost savings that may be realized through the combination of the First Advantage and Alameda or costs that may be incurred in integrating their operations. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of First Advantage which is included in its annual report on Form 10-K, which is incorporated by reference, and the historical financial statements and related notes of Alameda which are included in this Form 8-K/A.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

June 30, 2004

	First Advantage Historical	Past Acquisitions (D)	Alameda Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$6,065,000	1,415,777	$370,769	—		$7,851,546
Accounts receivable	43,055,000	1,008,409	504,551	—		44,567,960
Income tax receivable	503,000	—	—	—		503,000
Due from affiliates	637,000	267,864	—	—		904,864
Prepaid expenses and other current assets	2,635,000	65,179	4,646	—		2,704,825

Total current assets	52,895,000	2,757,229	879,966	—		56,532,195
Property and equipment, net	20,615,000	239,111	60,603			20,914,714
Goodwill	263,553,000	20,673,100	—	5,546,085	(A)	289,772,185
Intangible assets, net	31,066,000	2,207,577	—	1,140,000	(A)	34,413,577
Database development costs, net	7,797,000	—	—	—		7,797,000
Other assets	1,575,000	59,077	—	—		1,634,077

Total assets	$377,501,000	$25,936,094	$940,569	$6,686,085		$411,063,748

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

June 30, 2004

	First Advantage Historical	Past Acquisitions (D)	Alameda Historical	Pro Forma Adjustments		Pro Forma
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$6,746,000	$159,857	$341	—		$6,906,198
Accrued compensation	10,526,000	63,323	—	—		10,589,323
Accrued liabilities	14,745,000	462,914	26,313	—		15,234,227
Current portion of long-term debt and capital leases	9,046,000	—	—	—		9,046,000

Total current liabilities	41,063,000	686,094	26,654	—		41,775,748
Long-term debt and capital leases, net of current portion	64,335,000	15,775,000	—	7,600,000	(B)	87,710,000
Convertible notes	8,722,000	—	—	—		8,722,000
Deferred income taxes	4,061,000	—	—	—		4,061,000
Other liabilities	1,990,000	—	—	—		1,990,000

Total liabilities	120,171,000	16,461,094	26,654	7,600,000		144,258,748

Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—	—			—
Class A common stock	6,000	590	20,000	(20,000	)(C)	6,590
Class B common stock	16,000	—	—	—		16,000
Additional paid in capital	246,236,000	9,474,410	—	—		255,710,410
Retained earnings	11,061,000	—	893,915	(893,915	)(C)	11,061,000
Accumulated other comprehensive income	11,000	—	—	—		11,000

Total stockholder’s equity	257,330,000	9,475,000	913,915	(913,915)		266,805,000

Total liabilities and stockholder’s equity	$377,501,000	$25,936,094	$940,569	$6,686,085		$411,063,748

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income (Loss)

For the Six Months Ended June 30, 2004

	First Advantage Historical	Past Acquisitions (D)	First Advantage Proforma Combined	Alameda Historical	Alameda Pro Forma Adjustments		Pro Forma
Service revenue	$103,991,000	$15,019,853	$119,010,853	$1,714,742	—		$120,725,595
Reimbursed government fee revenue	22,361,000	—	22,361,000	—	—		22,361,000

Total revenue	126,352,000	15,019,853	141,371,853	1,714,742	—		143,086,595

Cost of service revenue	30,539,000	3,634,813	34,173,813	13,197	—		34,187,010
Government fees paid	22,361,000	—	22,361,000	—	—		22,361,000

Total cost of service	52,900,000	3,634,813	56,534,813	13,197	—		56,548,010

Gross margin	73,452,000	11,385,040	84,837,040	1,701,545	—		86,538,585

Salaries and benefits	38,718,000	5,343,526	44,061,526	536,142	—		44,597,668
Other operating expenses	21,596,000	3,008,783	24,604,783	237,513	—		24,842,296
Depreciation and amortization	5,785,000	982,111	6,767,111	14,412	57,000	(E)	6,838,523
			—				—

Total operating expenses	66,099,000	9,334,420	75,433,420	788,067	57,000		76,278,487

Income (loss) from operations	7,353,000	2,050,620	9,403,620	913,478	(57,000)		10,260,098

Other (expense) income:
Interest expense	(729,000)	(705,113)	(1,434,113)	—	(166,500	)(F)	(1,600,613)
Interest income	15,000	11,837	26,837	195	—		27,032

Total other (expense), net	(714,000)	(693,276)	(1,407,276)	195	(166,500)		(1,573,581)

Income (loss) before income taxes	6,639,000	1,357,344	7,996,344	913,673	(223,500)		8,686,517

Provision (benefit) for income taxes	2,792,000	568,093	3,360,093	—	294,221	(G)	3,654,314

Net income (loss)	$3,847,000	$789,251	$4,636,251	$913,673	$(517,721)		$5,032,203

Basic and diluted earnings per share	$0.18						$0.23

Basic and diluted weighted average shares outstanding:
Basic	21,328,629	1,284,724					22,613,353

Diluted	21,625,147	1,199,348					22,824,495

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income (Loss)

For the Year Ended December 31, 2003

	First Advantage Historical	Past Acquisitions (D)	First Advantage Proforma Combined	Alameda Historical	Alameda Pro Forma Adjustments		Pro Forma
Service revenue	$134,910,000	$55,296,714	$190,206,714	$2,953,290	—		$193,160,004
Reimbursed government fee revenue	31,585,000	—	31,585,000	—	—		31,585,000

Total revenue	166,495,000	55,296,714	221,791,714	2,953,290	—		224,745,004

Cost of service revenue	38,154,000	18,788,438	56,942,438	71,368	—		57,013,806
Government fees paid	31,585,000	—	31,585,000	—	—		31,585,000

Total cost of service	69,739,000	18,788,438	88,527,438	71,368	—		88,598,806

Gross margin	96,756,000	36,508,276	133,264,276	2,881,922	—		136,146,198

Salaries and benefits	51,178,000	21,092,819	72,270,819	1,102,343	—		73,373,162
Other operating expenses	30,449,000	12,375,390	42,824,390	591,558	—		43,415,948
Depreciation and amortization	8,428,000	4,580,013	13,008,013	26,508	114,000	(E)	13,148,521
Impairment loss	1,739,000	—	1,739,000	—	—		1,739,000

Total operating expenses	91,794,000	38,048,222	129,842,222	1,720,409	114,000		131,676,631

Income (loss) from operations	4,962,000	(1,539,946)	3,422,054	1,161,513	(114,000)		4,469,567

Other (expense) income:
Interest expense	(154,000)	(2,493,591)	(2,647,591)	(37)	(333,000	)(F)	(2,980,628)
Interest income	41,000	167,394	208,394	576	—		208,970
Other income	—	17,745	17,745	—	—		17,745

Total other (expense), net	(113,000)	(2,308,452)	(2,421,452)	539	(333,000)		(2,753,913)

Income (loss) before income taxes	4,849,000	(3,848,398)	1,000,602	1,162,052	(447,000)		1,715,654

Provision (benefit) for income taxes	2,046,000	(1,622,491)	423,509	—	302,255	(G)	725,764

Net income (loss)	$2,803,000	$(2,225,907)	$577,093	$1,162,052	$(749,255)		$989,890

Basic and diluted earnings per share	$0.14						$0.05

Basic and diluted weighted average shares outstanding:
Basic	20,260,854	1,675,689					21,936,543

Diluted	20,397,587	1,675,689					22,073,276

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(A)	The purchase price of Alameda is $7.6 million, subject to adjustment, as described in the respective purchase agreement. The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS 141. A full determination of the purchase price allocation will be made upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The allocation of the purchase price is estimated as follows:

Goodwill	$5,546,085
Identifiable intangibles assets	1,140,000
Net assets acquired	913,915

$7,600,000

(B)	Adjustment reflects the borrowing of funds for the acquisition of Alameda as follows:

Cash paid to sellers	$2,500,000
Notes issued to sellers	5,100,000

Funds borrowed for acquisition	$7,600,000

The cash paid to sellers included in the purchase price above was funded with additional borrowings under the Line of Credit and Promissory Note with First American.

(C)	Adjustment reflects the elimination of the stockholders’ equity of Alameda.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(D)	Past acquisitions include 9 businesses acquired during the period from January to June 2004 and 2 acquisitions acquired during September 2004. The acquisitions are not significant individually or in the aggregate. The impact of these acquisitions is reflected on the unaudited pro forma consolidated statements of income (loss) for the year ended December 31, 2003 and the six months ended June 30, 2004 assuming the acquisitions occurred on January 1, 2003. The acquisitions consummated in September, 2004 are reflected in the unaudited pro forma consolidated balance sheet as if they had occurred on June 30, 2004.

(E)	Adjustment reflects the effect of the acquisition on amortization of the pro forma adjustment for customer relationships, amortized over the estimated useful life of 10 years as follows:

	Intangible Asset	Estimated Useful Life	Year ended December 31, 2003	Six months ended June 30, 2004
Customer relationships	$1,140,000	10	$114,000	$57,000

(F)	Adjustment reflects the effects on interest expense of notes issued in the acquisitions:

		Year ended December 31, 2003	Six months ended June 30, 2004
Notes issued, interest at 5%	$5,100,000	255,000	127,500
Borrowed funds, interest at 30 day LIBOR plus average margin of 1.41%	$2,500,000	78,000	39,000

		$333,000	$166,500

(G)	Adjustment reflects the effect of the acquisition on the provision for income taxes as if taxes were calculated on a separate return basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and
Chief Financial Officer

Dated: October 22, 2004